UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

May 13, 2013

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116
(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 13, 2013, NewStar Financial, Inc. (the “Company”) entered into the Second Amended and Restated Note Agreement (the “Second Note Agreement”), by and among the Company, the holders party thereto and Fortress Credit Corp. (“Fortress”), as administrative agent, which amended and restated in its entirety the Amended and Restated Note Agreement by and among the Company, the holders party thereto and Fortress dated August 31, 2010 as amended by the First Amendment to Amended and Restated Note Agreement dated as of January 27, 2012, the Consent and Second Amendment to Amended and Restated Note Agreement dated as of November 5, 2012 and the Third Amendment to Amended and Restated Note Agreement dated as of December 4, 2012.

The Second Note Agreement increases the size of the existing term loan facility to $200,000,000 from $100,000,000, terminates the existing $25,000,000 revolving credit facility, reduces the interest rate of the term loan facility as described below, and extends the maturity date as described below. Prior to the date of the Second Note Agreement $100,000,000 of the $200,000,000 term loan facility had been funded (the “Existing Funding”). Therefore, the Second Note Agreement establishes $100,000,000 of additional unfunded term loan commitments under the facility.

On May 13, 2013, the Company borrowed an additional $70,000,000 (the “Initial Funding”) under the term loan facility. The Initial Funding and the Existing Funding accrues interest at the London Interbank Offer Rate (LIBOR) plus 4.50% with an interest rate floor of 1.00% and has a maturity date of May 11, 2018. The Second Note Agreement provides for two subsequent borrowings under the term loan facility (the “Delayed Draw Term A” and the “Delayed Draw Term B”). The Company expects to borrow $5,000,000 under the Delayed Draw Term A by August 12, 2013. The Delay Draw Term A accrues interest at LIBOR plus 4.50% with an interest rate floor of 1.00% and has a maturity date of May 11, 2018. The Company expects to borrow $25,000,000 under the Delayed Draw Term B by August 12, 2013. The Delay Draw Term B accrues interest at LIBOR plus 3.750% with an interest rate floor of 1.00% and has a maturity date of May 12, 2017.

The term loan facility may be prepaid, subject to a prepayment fee of 1.00% which is payable in the case of certain voluntary or involuntary prepayments made on or prior to May 13, 2014. The obligations of the Company under the Second Note Agreement are guaranteed by certain subsidiaries of the Company, and are secured by liens on substantially all of the assets of the Company and its subsidiary, NewStar Loan Funding, LLC. The Second Note Agreement also requires the Company to comply with various financial and other covenants, and contains events of default (subject to certain materiality thresholds and grace and cure periods) customary for transactions of this type.

The foregoing description is only a summary of certain of the provisions of the Second Note Agreement and is qualified in its entirety by the Second Note Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. A press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Second Amended and Restated Note Agreement, dated as of May 13, 2013, by and among NewStar Financial, Inc., the holders from time to time party thereto, and Fortress Credit Corp., as administrative agent.

99.1	Press Release of NewStar Financial, Inc. dated May 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL, INC.

Date: May 16, 2013	By:	/s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amended and Restated Note Agreement dated as of May 13, 2013 by and among NewStar Financial, Inc., the holders from time to time party thereto, and Fortress Credit Corp., as administrative agent.

99.1	Press Release of NewStar Financial, Inc. dated May 16, 2013.